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                                                                    Exhibit 99.1


[GRAPHIC OMITTED] ICU MEDICAL, INC.


         ICU MEDICAL, INC. ANNOUNCES TIME OF THIRD QUARTER EARNINGS CALL


     OCTOBER 11, 2006, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced the time of its third quarter 2006 earnings release conference call.

     The Company will release its third quarter 2006 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Wednesday October 18, 2006. The call can be accessed at 800-901-5248, passcode 69618364 or by replay at 888-286-8010, passcode 11632448. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

CONTACT:    Francis J. O'Brien
            Chief Financial Officer
            ICU Medical, Inc.
            (949) 366-2183

            John F. Mills
            Managing Director
            Integrated Corporate Relations
            (310) 395-2215